UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                           Date of Report: 4/19/2000
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                                 SKOLNIKS, INC.
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             (Exact name of Registrant as specified in its charter)


         DELAWARE                     001-09703                 13-3074492
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(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)


7755 East Gray Road, Suite 100, Scottsdale, Arizona                85260
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  (Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (480) 443-9640
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          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS.

     In order to preclude a possible foreclosure on the assets of the wholly owned subsidiary, R&B Quality Foods, Inc. ("R&B"), the Board of Directors of the Company authorized the conversion of outstanding notes in the aggregate amount of $1,341,005 and/or accrued interest totaling $470,774 into Common Stock of R&B at a price of $5.00 per share. As of the expiration of this conversion offer, April 15, 2000, $1,335,461 of principle and interest have been tendered for conversion into 267,093 shares of Common Stock of R&B giving the former note-holders approximately 90% controlling interest in the subsidiary; Skolniks' interest (32,000 shares) now represents an approximate 10% ownership position. In addition to the retirement of the debt and/or accrued interest, stock warrants exercisable into 5,850,667 shares of Skolniks Common Stock ("Skolniks Warrants") issued in conjunction with the notes have also been surrendered to and voided by the Company.

     From February 1995 through December 1999, an aggregate amount of $1,341,005 in notes were issued by R&B together with Skolniks Warrants in exchange for cash, which provided the funding necessary to support the R&B bakery operations. As of January 1, 2000, $719,005 of these R&B notes plus $470,774 of accrued interest had reached their maturity dates and remained in delinquent status. Substantially all of the delinquent notes were secured by the assets of R&B, including bakery equipment and accounts receivables. The holders of the delinquent notes posed a serious threat to the ongoing viability of the R&B business because of their ability to demand payment or foreclose on the secured assets. Because R&B continued to incur operating losses, Management did not anticipate servicing the debt from operating cash flow in the foreseeable future.

     Additionally, in connection with the R&B notes, the Company granted warrants to purchase a total of 6,340,667 shares of Skolniks Common Stock at exercise prices ranging from $.50 to $.10. The exercise of the Skolniks Warrants in exchange for the R&B Notes was contingent upon the availability of authorized but unissued Skolniks Common Stock. Skolniks has 10,000,000 authorized shares of Common Stock, of which 9,912,112 shares are either outstanding or reserved for the conversion of Skolniks Convertible Cumulative Preferred Stock. These warrants were not exercisable until Skolniks shareholders vote at a meeting of the shareholders to increase the number of authorized shares of Common Stock of Skolniks. Unfortunately, Skolniks has been unable to accomplish this goal due to the costs associated with holding a meeting and the uncertainty regarding the collection of more than 60% of all eligible votes, as specified in the Company's by-laws. It is noted that even if there was sufficient share capital to exercise the Skolniks Warrants as a means to extinguish the R&B debt, there is no incentive to the warrant holders to exercise their Skolniks Warrants because the market price of the Company's Common Stock is significantly lower than the warrant exercise prices. All outstanding Skolniks Warrants associated with the R&B notes become invalid upon conversion of the R&B notes.

     Therefore, on February 9, 2000, the Boards of Directors of R&B Quality Foods, Inc. and Skolniks, Inc. authorized the conversion of the outstanding R&B notes and/or accrued interest into R&B Common Stock at a share price of $5.00.

     Skolniks was left with only one remaining asset after the Company exited Bankruptcy in 1998; 32,000 shares of R&B Common Stock, which represented a 100% ownership of R&B. The conversion of the R&B notes to R&B Common Stock has diluted the Company's ownership position. Skolniks' 32,000 shares will represent approximately 10.7% of the outstanding shares of R&B. As a result, the Company's financial statements will no longer be reported on a consolidated basis.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              SKOLNIKS, INC.
                                              (Registrant)



Date: April 19, 2000                          /s/ Russell K. Swartz
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                                                        (Signature)


                                              Russell K. Swartz, President & CEO
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                                                    (Print name and title)


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